December 8, 1999


Franklin Templeton Variable Insurance Products Trust
(formerly Franklin Valuemark Funds)
777 Mariners Island Boulevard
San Mateo, CA  94403-7777

           Re:  CONSENT TO USE OF OPINION

Ladies and Gentlemen:

           We hereby consent to the incorporation by reference of our legal opinion dated February 5, 1999, relating to the legality of the issuance of the Trust's shares into the Trust's Registration Statement on Form N-14, filed on November 3, 1999, or any amendments thereto (the "N-14 Registration Statement"), which legal opinion was previously filed on February 25, 1999, with the SEC via EDGAR with Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A, and we further consent to reference in the N-14 Registration Statement to the fact that the opinion concerning the legality of the issuance of the shares has been rendered by us.

                                  Very truly yours,

                                  STRADLEY, RONON, STEVENS & YOUNG, LLP



                                 By:  /S/ MARK H. PLAFKER
                                      Mark H. Plafker, Partner

MHP/rae

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